UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2002

ZAMBA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

41-1636021

(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

0-22718

(Commission File No.)

3033 Excelsior Blvd, Suite 200, Minneapolis, Minnesota 55416

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (952) 832-9800

Item 9.                    Regulation FD Disclosure

                On August 20, 2002, we submitted two requests for arbitration to the American Arbitration Association.  Both claims are against private investors who had agreed in stock purchase agreements dated April 26, 2002, to each pay us $199,998 on August 1, 2002, in exchange for each investor receiving a total of 33,333 shares of our Series A Preferred Stock in NextNet Wireless, Inc. (“NextNet”).  We are seeking to recover the aggregate amount of $399,996 that was due on August 1, 2002, as well as our costs and any other damages we may incur because of the failures of the two investors to pay us on the contract payment date.  Each investor also agreed under the April 26, 2002, stock purchase agreement to pay us a similar amount in September 2002.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                        ZAMBA CORPORATION

                                                                                        By:        /s/ Ian L. Nemerov

                                                                                                      Ian L. Nemerov

                                                                                                      Vice President and General Counsel

Dated: August 20, 2002